                              1,000,000 Shares*

                               II-VI INCORPORATED

                                  Common Stock
                                 (No Par Value)

                             UNDERWRITING AGREEMENT


                                                            ______________, 1995

ADVEST, INC.
CRUTTENDEN ROTH INCORPORATED
 As Representatives of the several Underwriters
c/o Advest, Inc.
Tower 49
12 East 49 Street
New York, New York 10017

Ladies and Gentlemen:

     II-VI Incorporated, a Pennsylvania corporation (the "Company"), proposes to sell 1,000,000 shares (the "Firm Shares") of Common Stock of the Company, no par value (the "Common Stock"), to you and to the several other Underwriters (as defined below). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 150,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) below. The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

     It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold to you and the several other Underwriters named in
Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives").

     The Company confirms as follows its agreement with the Representatives and the several other Underwriters as follows:

1.   Agreement to Sell and Purchase

     a. On the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of [$__] for each Firm Share.

-----------------
*Plus an option to purchase up to an additional 150,000 shares to cover over allotments.

     b. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to the maximum number of Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company, no later than 12:00 noon, New York City time, at least two and no more than three business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of the Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

2.    Delivery and Payment

     Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by certified or official bank checks payable in New York Clearing House (next-day) funds to the order of the Company at the offices of _______________________________________ at 9:30 a.m., New York City time, on the third business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than five business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares sold by such entity.

3.  Representations and Warranties of the Company

     The Company represents, warrants and covenants to each Underwriter that:

     a. A registration statement (Registration No. 33-________) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement, amendments and exhibits thereto and documents incorporated by reference therein and of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If the registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements, all exhibits and all documents incorporated by reference therein and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

     b. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the first two paragraphs and the fourth paragraph under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

     c. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, as of such effective or filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     d. The Company and each Subsidiary (as defined below) is, and at the Closing Date and, if later, the Option Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the material assets owned by or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each Subsidiary is, and at the Closing Date and, if later, the Option Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the business, properties, business prospects, condition (financial or other) or results of operations of the Company and its Subsidiaries on a consolidated basis. The Company (i) does not own, and at the Closing Date and, if later, the Option Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity other than II-VI Delaware, Inc., a corporation incorporated under the laws of Delaware, II-VI singapore Pte., Ltd., a corporation incorporated under the laws of Singapore, II-VI Worldwide, Incorporated, a corporation incorporated under the laws of Barbados, II-VI Japan Incorporated, a corporation incorporated under the laws of Japan, and II-VI Virgo Incorporated, a corporation incorporated under the laws of Pennsylvania (individually, a "Subsidiary," and collectively, the "Subsidiaries") and (ii) is not, and at the Closing Date and, if later, the Option Closing Date will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and the constituent documents of each Subsidiary, together in each case with all amendments thereto, have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     e. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except for II-VI Singapore Pte., Ltd., 97.5% of the outstanding capital stock of which is owned by the Company) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The description of the capital stock of the Company in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, or any such warrants, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

     f. The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. Each of Alpern, Rosenthal & Company and Deloitte & Touche LLP, who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

     g. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans and which were outstanding on the date of the latest balance sheet of the Company included in the Prospectus), or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries on a consolidated basis, arising for any reason whatsoever, (ii) neither the Company nor any Subsidiary has incurred nor will they incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has any of the Company or any Subsidiary entered into nor will it enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

     h. The Company is not, and, after giving effect to the offering and sale of the Shares, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     i. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers or directors in their capacities as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would, individually or in the aggregate, materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis.

     j. Except as disclosed in the Prospectus, the Company and the Subsidiaries have complied with and are not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the protection of the environment ("Environmental Law") (except for such violations or non-compliance which would not have a material adverse effect on, or cause material changes to, the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries on a consolidated basis); and the Company and the Subsidiaries are not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Law and neither the Company nor any of the Subsidiaries is subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Law except for such actions, decrees, orders, or investigations which do not and would not have a material adverse effect on, or cause material changes to, the condition (financial or otherwise) earnings, business affairs or business prospects of the Company and any of the Subsidiaries on a consolidated basis.

     k. The Company has, and at the Closing Date and, if later, the Option Closing Date will have, performed all its obligations required to be performed by it as of such date, and is not, and at the Closing Date and, if later, the Option Closing Date will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might materially and adversely affect the Company or its business, properties, business prospects, condition (financial or other) or results of operations. To the Company's best knowledge, no other party under any contract or other instrument to which the Company is a party is in default in any respect thereunder, which default would materially and adversely affect the Company or its business, properties, business prospects, condition (financial or other) or results of operations. The Company is not, and at the Closing Date and, if later, the Option Closing Date will not be, in violation of any provision of its articles of incorporation or bylaws.

     l. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     m. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under the articles of incorporation or bylaws of the Company, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any Subsidiary presently in effect, a breach or violation of which, a default under which, a termination of which, an acceleration under which, or a conflict with which would materially and adversely affect the business, properties, business prospects, condition (financial or other) or results of operations of the Company and its Subsidiaries on a consolidated basis.

     n. The Company and the Subsidiaries have good and marketable title to all properties and assets owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such liens, charges, encumbrances or restrictions as are described in the Prospectus and those which, individually and in the aggregate, are not material in amount or which, individually and in the aggregate, do not adversely affect the use made or proposed to be made of such properties and assets by the Company and the Subsidiaries. The Company and the Subsidiaries, as lessees, have valid, subsisting and enforceable leases for the properties as leased by them. The agreements to which the Company or any Subsidiary is a party described in the Prospectus are valid agreements, enforceable by the Company or such Subsidiary (as applicable), except as the enforcement thereof may be limited by bankruptcy and laws relating to the rights and remedies of creditors generally or by the availability of general equitable remedies. The Company and each of its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis.

     o. There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary and by the Company or such Subsidiary against the other parties thereto in accordance with the terms thereof, except as to (i) rights to indemnity and contribution thereunder which may be limited by applicable law, (ii) bankruptcy and laws relating to the rights and remedies of creditors generally, and (iii) the availability of equitable remedies.

     p. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 5(1) of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

     q. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     r. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder or otherwise satisfied as of the date hereof.

     s. The Common Stock is listed and duly admitted to trading on the Nasdaq National Market (the "Nasdaq/NM"), and the Company has received notification that the listing by the Nasdaq/NM of the Shares has been approved, subject to official notice of issuance of the Shares.

     t. (i) The Company and each Subsidiary has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted, where the failure to have any such right would have a material and adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis; (ii) neither the Company nor any Subsidiary is infringing any copyrights, trade secrets or other similar rights, trademarks, trade name rights or patent rights of others, where such infringement would have a material and adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis; and (iii) no claim has been made against the Company or any Subsidiary regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would have a material and adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis.

     u. The Company and each Subsidiary has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor any Subsidiary has any tax deficiency which has been or might be asserted or threatened against it which could have a material and adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis.

     v. The Company and each Subsidiary owns or possesses all authorizations, approvals, orders, licenses, registrations, customs clearances, other certificates and permits of and from all governmental regulatory officials and bodies necessary to conduct its business as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, customs clearances, other certificates and permits would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries on a consolidated basis. There is no proceeding pending or threatened, or any basis therefor known to the Company, which may cause any such authorization, approval, order, license, registration, customs clearances certificate or permit to be revoked, withdrawn, canceled, suspended or not renewed; and the

Company and each Subsidiary is conducting its business in compliance with all laws, rules and regulations applicable thereto.

     w. The Company and each Subsidiary maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     x. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any of its or any Subsidiary's employees or agents have at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     y. The Company has not since the filing of the Registration Statement, except in connection with the sale of the Shares, (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, the Shares or (ii) paid or agreed to pay any person any compensation for soliciting another to purchase any other securities of the Company.

     z. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

     aa. Neither the Company nor any Subsidiary has any liability or obligation of any nature (absolute, accrued, contingent or otherwise) which is not fully reflected or adequately reserved against in the consolidated balance sheet at June 30, 1995, except (A) for liabilities incurred in the ordinary course of business and not required under generally accepted accounting procedures to be reflected on the balance sheet, or (B) incurred since June 30, 1995 in the ordinary course of business and consistent with past practice, or (C) described in the Prospectus. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accounting for assets; and (C) reserves for obsolete inventory, bad debts and sales returns and allowances are adequate.

4.  Agreements of the Company

     The Company agrees with the several Underwriters as follows:

     a. The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

     b. The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of, and make all requisite filings with the Commission pursuant to, said Rule 430A and to notify the Representatives promptly of all such filings. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

     c. The Company will furnish to the Representatives, without charge, three signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, but without exhibits.

     d. The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     e. On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents, subject to the provisions of the following sentence, to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during the nine month period referred to in Section 10(a)(3) of the Act any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request.

     f. Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     g. During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives, and each other Underwriter who may so request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives, and each other Underwriter who may so request, a copy of each annual or other report it shall be required to file with the Commission.

     h. The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for the applicable 12-month period after the Effective Date, satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     i. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing by the Company of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaires, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the Nasdaq/NM, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and (ix) the transfer agent for the Shares.

     j. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all reasonable out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

     k. The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     l. The Company will apply the net proceeds from the offering and sale of the Company Shares in the manner set forth in the Prospectus under "Use of Proceeds," and shall file such reports with the Commission with respect to the sale of the Company Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

     m. During the period of 180 days commencing at the Closing Date, without the prior written consent of the Representatives and other than pursuant to the exercise of outstanding stock options or otherwise pursuant to the Company's stock option or other stock plans disclosed in the Prospectus, the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security. During a period of 180 days after the Closing Date, except for registration statements on Form S-8 relating to shares of Common Stock issuable pursuant to stock compensation plans of the Company in effect on the date hereof, the Company will not file a registration statement for the purpose of registering any securities of the Company without the prior written consent of Advest, Inc.

     n. The Company will cause each of its officers and directors to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Advest, Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Exhibit A hereto.

5.  Conditions of the Obligations of the Underwriters

     The obligations of each Underwriter hereunder are subject to the following conditions:

     a. Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives.

     b. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer and the Director of Finance and Accounting of the Company (who may, as to proceedings threatened, rely upon the best of their knowledge), to the effect of clauses (i), (ii) and (iii) of this Section 5(b).

     c. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) neither the Company nor any Subsidiary shall have sustained any material loss or interference with its business or properties from fire, explosion, flood, earthquake or other casualty, whether or not covered by insurance, or from any labor dispute or any court of legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

     d. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any Subsidiary or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries on a consolidated basis.

     e. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     f. The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters, from Sherrard, German & Kelly, P.C., counsel to the Company, covering the following matters:

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania. Based solely on a review of certificates of appropriate public officials and a review of the Company's and the Subsidiaries' corporate records, each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company, to the best of such counsel's knowledge after due inquiry, does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization, except for the Subsidiaries. Each of the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries on a consolidated basis.

     (ii) To the best of such counsel's knowledge, and based solely on a review of certificates of appropriate public officials and a review of the Company's and the Subsidiaries' corporate records, the Company owns all of the outstanding shares of capital stock of each Subsidiary, free and clear of all liens, claims, security interests, restrictions, shareholders' agreements, voting trusts and any other encumbrances whatsoever; and all such shares of capital stock of each Subsidiary have been duly authorized and are duly and validly issued, fully paid and nonassessable.

     (iii) To the best of such counsel's knowledge after due inquiry, the Company and each Subsidiary has all requisite power and authority, and all necessary material authorizations, approvals, consents, orders, licenses, certificates and permits to own, lease and license its respective properties and conduct its respective businesses as now being conducted and as described in the Registration Statement and the Prospectus; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all requisite power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares other than those required under state and foreign "blue sky" laws.

     (iv) The Company has authorized, issued and outstanding shares of capital stock as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper form; and all of the outstanding shares of capital stock of the Company have been duly authorized and are duly and validly issued, fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares are duly authorized and when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and free of any preemptive or other similar right. Except as set forth in the Registration Statement and the Prospectus, to the best of such counsel's knowledge after due inquiry, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or of any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or of any Subsidiary. The Common Stock and the Shares conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

     (v) No holder of any security of the Company or of any right to receive any security of the Company has the right to have any securities owned by such holder included in the Registration Statement.

     (vi) All necessary corporate proceedings of the Company have been duly and validly taken to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding agreement and obligation of the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies.

     (vii) Except as set forth in the Registration Statement and the Prospectus, to the best of such counsel's knowledge after due inquiry, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the properties or business of, the Company or of any Subsidiary, which might materially adversely affect the value or the operation or the properties or the business, financial condition or results of operations of the Company and the Subsidiaries on a consolidated basis.

     g. The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Buchanan Ingersoll Professional Corporation, counsel to the Company, covering the following matters:

     (i) The agreements referred to in Section 4(n) of this Agreement have been duly and validly authorized, executed and delivered by the officers, directors and certain shareholders of the Company, as the case may be, and constitute the legal, valid and binding agreements and obligations of such persons or entities, enforceable against such persons or entities in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies.

     (ii) Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate, or accelerate the due date of any payment due under, or conflict with the result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under (except where written consent or waiver has already been obtained), or require consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any Subsidiary is a party or by which it or any Subsidiary or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the charter, by-laws or other organization documents of the Company or any Subsidiary.

     (iii) To such counsel's knowledge after diligent inquiry, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default, in the due performance and observance of any term, covenant or condition by the Company or by any Subsidiary of any indenture, mortgage, deed of trust, note or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any Subsidiary of any of their respective properties or businesses may be bound or affected (except where written consent or waiver has already been obtained) where such default could have a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

     (iv) The statements in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters. All contracts and other documents known to such counsel after due inquiry required to be filed as exhibits to, incorporated by reference in, or described in the Registration Statement have been so filed with the Commission, incorporated by reference, or are fairly described in the Registration Statement, as the case may be.

     (v) The Registration Statement, all preliminary prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

     (vi) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.

     (vii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than financial statements and related schedules and other financial and statistical data therein, as to each of which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

     (viii) Except as disclosed in the Prospectus and the Registration Statement, to the best of such counsel's knowledge after due inquiry, the Company and the Subsidiaries have complied with and are not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the protection of the environment ("Environmental Law") (except for such violations or non-compliance which would not have a material adverse effect on, or cause material changes to, the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries on a consolidated basis); and such counsel is not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Law and to the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Subsidiaries is subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Law except for such actions, decrees, orders, or investigations which do not and would not have a material adverse effect on, or cause material changes to, the condition (financial or otherwise) earnings, business affairs or business prospects of the Company and the Subsidiaries on a consolidated basis.

     (ix) The Company is not, and, after giving effect to the offering and sale of the Shares, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     To the extent deemed advisable by such counsel, they may rely (a) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, and (b) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Representatives, representatives of the Company and the Subsidiaries and representatives of the independent certified public accountants of the Company and the Subsidiaries, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except for the accuracy and fairness of the summaries referred to in clause (iv) above), on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not an independent investigation, but in the absence of information to the contrary), such counsel has no reason to believe that, as of the Effective Date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel do not know of any amendments to the Registration Statement required to be filed.

     h. The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Kirkpatrick & Lockhart LLP, counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representatives.

     i. The Representatives shall have received, on or prior to the Closing Date, agreements from all directors and executive officers of the Company in the form of which is attached as Exhibit A hereto, stating that each of such persons, without the prior written consent of Advest, Inc., will not offer, sell, contract to sell, or grant any option to purchase or otherwise transfer or dispose of any Common Stock, or any securities convertible into or exchangeable for Common Stock of the Company (including, without limitation, Common Stock of the Company that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of a stock option), or rights to acquire such Common Stock, exclusive of any shares of Common Stock purchased in the public offering or the Shares contemplated herein or hereafter acquired in the public market, from the date hereof through the dates specified in Exhibit A and in such agreements.

     j. Concurrently with the execution and delivery of this Agreement, Alpern, Rosenthal & Company shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained in the Registration Statement for the fiscal years ended June 30, 1993, 1994 and 1995. At the Closing Date, and, as to the Option Shares, the Option Closing Date, Alpern, Rosenthal & Company shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter, that nothing has come to their attention during the period from the date of each letter referred to in the prior sentence to a date (specified in each letter) not more than five days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in either letter dated the date hereof if they were required to be dated and delivered at the Closing Date and the Option Closing Date.

     k. The Representatives shall have received, on or prior to the Closing Date, copies of a letter to the Company from Alpern, Rosenthal & Company stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of and at June 30, 1995, did not disclose any weakness in internal controls that they considered to be material weaknesses.

     l. Concurrently with the execution and delivery of this Agreement and at the Closing Date and, with respect to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by the Chief Executive Officer and the Director of Finance and Accounting of the Company, in form and substance satisfactory to the Representatives, to the effect that:

     (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

     (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

     (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

     m. The Shares shall be qualified for sale in such jurisdictions as the Representatives may, pursuant to the provisions of Section 4(f), reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

     n. Prior to the Closing Date, the Shares shall have been duly authorized for listing on the Nasdaq/NM upon official notice of issuance.

     o. The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

6.  Indemnification

     a. The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Underwriter, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages (i) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in light of the circumstances in which they were made, (ii) arise out of or are based in whole or in part on any inaccuracy in the respective representations and warranties of the Company contained herein, or (iii) arise out of or are based upon any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus, or any amendment or supplement thereto, and provided further that the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased any of the Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person. The Company acknowledges that the statements set forth in the first two paragraphs and the fouth paragraph under the heading "Underwriting" in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Company might otherwise have.

     b. Each Underwriter will indemnify and hold harmless the Company, and each director of the Company and each officer of the Company who signs the Registration Statement, and each person, if any, who controls, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Company, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 6(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus, or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the first two paragraphs under the heading "Underwriting" in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

     c. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) there are legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Any indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     d. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms, but for any reason is held to be unavailable from the Company or the Underwriters, the indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Underwriters. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence, but also the relative fault of the Company and the Underwriters with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any over method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     e. The indemnity and contribution agreements contained un this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

7.  Reimbursement of Certain Expenses

     In addition to its other obligations under Section 6(a) of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon in whole or part, (i) as described in
Section 6(a), any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in light of the circumstances in which they were made, (ii) any inaccuracy in the representations and warranties of the Company contained herein, or (iii) any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

8.  Termination

     The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company or the Selling Shareholder if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (a) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq/NM, (b) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (c) a general banking moratorium shall have been declared by either Federal or New York State authorities, (d) any material adverse change in the financial or securities markets in the United States, or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crises, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares, (e) there has been a material adverse change since the respective dates as of which information is given in the Registration Statement and the Prospectus in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, or (f) the Company has sustained any material loss or interference with its business or properties from fire, explosion, flood, earthquake or other casualty, whether or not covered by insurance, or from any labor dispute or any court of legislative or other government action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

9.  Substitution Of Underwriters

     If any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the other Underwriters shall be obligated, severally, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Shares which all such nondefaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Shares without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Shares and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  Miscellaneous

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the offices of the Company, with copies to Ronald Basso, Esq., Buchanan Ingersoll Professional Corporation, One Oxford Centre, 20th Floor, 301 Grant Street, Pittsburgh, PA 15219-1410, and Robert D. German, Esq., Sherrard, German & Kelly, P.C., 35th Floor, One Oliver Plaza, Pittsburgh, PA 15222, or (b) if to the Underwriters, to the Representatives at the offices of Advest, Inc., Tower 49, 12 East 49 Street, New York, New York 10017, Attention:
Corporate Finance Department, with a copy to Michael C. McLean, Esq., Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222. Any such notice shall be effective only upon receipt. Any notice may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Please confirm that the foregoing correctly sets forth the Agreement among the Company and the several Underwriters.

                               Very truly yours,

                               II-VI INCORPORATED


                               By:_____________________________________________

                               Title:__________________________________________



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

ADVEST, INC.
CRUTTENDEN ROTH INCORPORATED
As Representatives of the several Underwriters listed on Schedule I

By:  ADVEST, INC.

By:________________________________________

Title:______________________________________

                                   Schedule I

                            SCHEDULE OF UNDERWRITERS

                                                         Number of
                                                            Firm
                                                           Shares
Underwriters                                          to be Purchased
------------                                          ---------------
Advest, Inc. ......................................
Cruttenden Roth Incorporated.......................



     Total.........................................       1,000,000
                                                          =========

                                   EXHIBIT A

                           FORM OF LOCK-UP AGREEMENT

     The undersigned is a holder of securities of II-VI Incorporated, a Pennsylvania corporation (the "Company"), and wishes to facilitate the underwritten public offering (the "Offering") of shares of the Common Stock of the Company (the "Common Stock"). The undersigned acknowledges that such Offering will be of benefit to the undersigned.

     In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of Advest, Inc., acting on its own behalf and/or on behalf of the other underwriters, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, any shares of the Common Stock, options to acquire shares of the Common Stock or securities exchangeable for or convertible into shares of the Common Stock which he, she or it may own, exclusive of any shares of Common Stock purchased in connection with the Company's public offering or purchased in the public trading market, for a period beginning on the date hereof and ending on the date which is one hundred eighty (180) days after the date of the closing of the Offering. The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the agreements set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

     Dated __________________, 1995


                                     -------------------------------------------
                                                 Print Name of Holder


                                  By:___________________________________________
                                                    Signature


                                     -------------------------------------------
                                          Print Name of Person Signing


                                     -------------------------------------------
                                              Title of Person Signing